                                                                      Exhibit 11

                                TRIBUNE COMPANY
            STATEMENTS OF COMPUTATION OF PRIMARY AND FULLY DILUTED
                             NET INCOME PER SHARE

(In thousands, except per share amounts)
                                                                                                Fiscal Year Ended December
                                                                                        ------------------------------------------
PRIMARY                                                                                     1994             1993             1992
- -------                                                                                 --------         --------         --------
    Income before cumulative effects of changes in accounting principles                $242,047         $188,606         $136,625
    Cumulative effects of changes in accounting principles, net of tax                         -                -          (16,800)
                                                                                        --------         --------         --------

    Net income                                                                           242,047          188,606          119,825
    Preferred dividends, net of tax                                                      (18,574)         (18,439)         (18,168)
                                                                                        --------         --------         --------

    Net income attributable to common shares                                            $223,473         $170,167         $101,657
                                                                                        --------         --------         --------

    Weighted average common shares outstanding                                            67,213           66,371           65,018
                                                                                        --------         --------         --------
    Primary net income per share:
       Before cumulative effects of changes in accounting principles                       $3.32            $2.56            $1.82
       Cumulative effects of accounting changes, net                                           -                -            (0.26)
                                                                                        --------         --------         --------
       Total                                                                               $3.32            $2.56            $1.56
                                                                                        ========         ========         ========
FULLY DILUTED
- -------------

    Income before cumulative effects of changes in accounting principles                $242,047         $188,606         $136,625
    Additional ESOP contribution required assuming
      all preferred shares were converted, net of tax                                    (11,822)         (12,442)         (12,408)
    Assumed elimination of tax benefit on certain ESOP preferred dividends                (2,817)          (2,248)          (1,606)
                                                                                        --------         --------         --------

    Adjusted net income before cumulative effects of changes in accounting principles    227,408          173,916          122,611
    Cumulative effects of changes in accounting principles, net of tax                         -                -          (16,800)
                                                                                        --------         --------         --------

    Adjusted net income                                                                 $227,408         $173,916         $105,811
                                                                                        --------         --------         --------

    Weighted average common shares outstanding                                            67,213           66,371           65,018

    Assumed conversion of preferred shares into common shares                              6,050            6,126            6,331
    Assumed exercise of stock options, net of common
      shares assumed repurchased with the proceeds                                           810            1,198              971
                                                                                        --------         --------         --------

    Adjusted weighted average common shares outstanding                                   74,073           73,695           72,320
                                                                                        --------         --------         --------

    Fully diluted net income per share:
       Before cumulative effects of changes in accounting principles                       $3.07            $2.36            $1.70
       Cumulative effects of accounting changes, net                                           -                -            (0.24)
                                                                                        --------         --------         --------
       Total                                                                               $3.07            $2.36            $1.46
                                                                                        ========         ========         ========

See Notes to Consolidated Financial Statements.